Global Payments Reports Fourth Quarter and Fiscal 2007 Earnings

ATLANTA, July 26 /PRNewswire-FirstCall/ -- Global Payments Inc. (NYSE: GPN) today announced results for its fourth quarter and fiscal year ended May 31, 2007. For the fourth quarter, revenue grew 17 percent to $280.1 million compared to $238.8 million in the prior year. Excluding the impact of current period restructuring and other charges and stock option expense, diluted earnings per share grew 10 percent to $0.45 compared to $0.41 in the prior year quarter.

(Logo: http://www.newscom.com/cgi-bin/prnh/20010221/ATW031LOGO )
For the 2007 fiscal year, revenue grew 17 percent to $1,061.5 million compared to $908.1 million in the prior year period. Excluding the impact of stock option expense in the current period and restructuring and other charges in both periods, diluted earnings per share grew 21 percent to $1.87 from $1.54 in the prior year period.

In accordance with GAAP, the current quarter and year-to-date periods, as well as the prior year-to-date period, include certain restructuring and other charges (see attached reconciliation schedule) primarily relating to operating center consolidations announced in March 2007 and July 2005, respectively. These charges are reflected in our GAAP diluted earnings per share amounts. Additionally, both the current quarter and year-to-date periods include the recognition of stock option expenses as a result of the company's June 1, 2006 adoption of Statement of Financial Accounting Standards No. 123( R ) using the modified prospective method. For the three and twelve months ended May 31, 2007, GAAP diluted earnings per share were $0.40 and $1.75, respectively, compared to $0.41 and $1.53, respectively, in the prior year comparable periods.

Comments and Outlook
Chairman, President and CEO, Paul R. Garcia, stated, "Our solid fiscal 2007 results and accomplishments demonstrate continued success in our merchant services segment. This revenue growth was primarily driven by expansion in our domestic ISO channel, as well as the favorable impact from our July 2006 addition of our Asia-Pacific joint venture with HSBC. In addition, our Canadian merchant services channel benefited from a favorable Canadian currency exchange rate, as well as from certain card association incentives. Our merchant services segment growth also benefited from cost reductions and operating efficiencies achieved during the prior year. Lastly, our money transfer segment met our near-term expectations for the year, which reflect the continued unfavorable impact of a competitive domestic pricing environment and the year-over-year impact of strong results in our prior year."

"For our fiscal 2007 fourth quarter, our merchant services segment delivered solid results, with revenue growth improvements in both the United States and Europe. Our money transfer segment performed as expected for the fourth quarter due to a continuation of the trends discussed above. We expect our money transfer segment growth to rebound during the second half of fiscal 2008, as we annualize the impact of these trends."

"Based on these results and trends, we are providing annual fiscal 2008 revenue guidance of $1,168 million to $1,220 million. This revenue guidance reflects an expected 10 percent to 15 percent growth versus $1,061.5 million in fiscal 2007. In addition, we are providing annual fiscal 2008 diluted earnings per share guidance of $1.85 to $1.94, or 5 percent to 10 percent growth versus $1.77 in fiscal 2007. (1) This includes the impact of stock option expenses as a result of our June 1, 2006 adoption of FAS 123R. Our guidance excludes the impact of future significant acquisitions, and these earnings per share ranges exclude the impact of potential restructuring and other charges," said Garcia.

Conference Call
Global Payments will hold a conference call today, July 26, 2007 at 10:30 a.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-877-352-5208 (U.S.) or 1-210-234-0000 (internationally) and using a pass code of "GPN" for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through August 9, 2007.

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

(1) Fiscal 2007 diluted earnings per share was $1.75 on a GAAP basis, which includes restructuring and other charges equivalent to $0.02 in diluted earnings per share.

This announcement and comments made by Global Payments' management during the conference call contain certain forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management's expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Among the important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: continued certification by credit card associations, foreign currency risks, competition, pricing, product demand, market and customer acceptance, development difficulties, the effect of economic conditions and consumer spending, security breaches or system failures, costs of capital, changes in state, federal or foreign laws and regulations affecting the consumer electronic money transfer industry, increases in credit card association fees, utility or system interruptions, the ability to consummate and integrate acquisitions, and other risks detailed in the company's SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Contact: Jane M. Elliott
770-829-8234 Voice
770-829-8267 Fax
investor.relations@globalpay.com

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended May 31,
	2007	2006

Revenues	$280,100	$238,768

Operating expenses:
Cost of service	107,326	89,062
Sales, general and administrative	118,620	97,305
Restructuring and other	3,088	-
	229,034	186,367

Operating income	51,066	52,401

Other income (expense):
Interest and other income	4,654	2,970
Interest and other expense	(2,166)	(2,127)
	2,488	843

Income before income taxes and minority interest	53,554	53,244
Provision for income taxes	(17,687)	(16,960)
Minority interest, net of tax	(2,689)	(2,222)
Net income	$33,178	$34,062

Earnings per share:
Basic	$0.41	$0.43
Diluted	$0.40	$0.41

Weighted average shares outstanding:
Basic	80,617	79,511
Diluted	82,015	82,912

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Year Ended May 31,
	2007	2006

Revenues	$1,061,523	$908,056

Operating expenses:
Cost of service	414,837	358,020
Sales, general and administrative	425,509	347,070
Restructuring and other	3,088	1,878
	843,434	706,968

Operating income	218,089	201,088

Other income (expense):
Interest and other income	16,706	7,576
Interest and other expense	(8,464)	(7,144)
	8,242	432

Income before income taxes and minority interest	226,331	201,520
Provision for income taxes	(73,436)	(67,522)
Minority interest, net of tax	(9,910)	(8,474)
Net income	$142,985	$125,524

Earnings per share:
Basic	$1.78	$1.59
Diluted	$1.75	$1.53

Weighted average shares outstanding:
Basic	80,229	78,874
Diluted	81,822	82,149

CONSOLIDATED CONDENSED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	May 31,	May 31,
	2007	2006
	(Unaudited)
Assets
Cash and cash equivalents	$308,872	$218,475
Accounts receivable, net	76,168	67,476
Claims receivable, net	2,187	903
Settlement processing assets	32,853	39,671
Other current assets	24,349	21,881
Current assets	444,429	348,406

Property and equipment, net	118,495	107,977
Goodwill	451,244	387,280
Other intangible assets, net	175,620	167,182
Other assets	10,841	7,833
Total assets	$1,200,629	$1,018,678

Liabilities and Shareholders' Equity
Settlement processing obligations	$20,617	$37,942
Payable to money transfer beneficiaries	6,589	6,361
Accounts payable and other accrued liabilities	115,671	104,606
Obligations under capital leases	-	746
Current liabilities	142,877	149,655

Other long-term liabilities	85,043	85,804
Total liabilities	227,920	235,459

Minority interest in equity of subsidiaries	14,933	12,996
Shareholders' equity	957,776	770,223
Total liabilities and shareholders' equity	$1,200,629	$1,018,678

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Year Ended May 31,
	2007	2006
	(Unaudited)
Cash flows from operating activities:
Net income	$142,985	$125,524
Non-cash items
Restructuring and other charges	1,145	-
Depreciation and amortization	40,365	40,489
Minority interest in earnings	9,214	8,474
Other, net	36,227	29,425
Changes in working capital, which (used) provided cash
Settlement processing	(13,937)	31,198
Other, net	(24,867)	(337)
Net cash provided by operating activities	191,132	234,773

Cash flows from investing activities:
Capital expenditures	(35,374)	(25,038)
Business acquisitions, net of cash acquired	(81,261)	(4,917)
Net cash used in investing activities	(116,635)	(29,955)

Cash flows from financing activities:
Net payments on lines of credit	-	(58,606)
Principal payments under capital leases and other notes	(746)	(3,042)
Net stock issued to employees under stock plans and dividends	20,385	17,586
Distributions to minority interests	(8,753)	(10,212)
Net cash provided by (used in) financing activities	10,886	(54,274)

Effect of exchange rate changes on cash	5,014	18,952

Increase in cash and cash equivalents	90,397	169,496
Cash and cash equivalents, beginning of period	218,475	48,979
Cash and cash equivalents, end of period	$308,872	$218,475

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Stock Option Expenses and Restructuring and
Other Charges from Normalized Results

(In thousands, except per share data)

	Three Months Ended May 31,
	2007				2006
			Restructuring
		Stock	and
	Normalized	Options(1)	Other(2)	GAAP	GAAP

Revenues	$280,100	$-	$-	$280,100	$238,768

Operating expenses:		-	-
Cost of service	107,326	-	-	107,326	89,062
Sales, general and administrative	116,608	2,012	-	118,620	97,305
Restructuring and other	-	-	3,088	3,088	-
	223,934	2,012	3,088	229,034	186,367

Operating income	56,166	(2,012)	(3,088)	51,066	52,401

Other income/(expense):

Interest and other income	4,654	-	-	4,654	2,970
Interest and other expense	(2,166)	-	-	(2,166)	(2,127)
	2,488	-	-	2,488	843

Income before income taxes	58,654	(2,012)	(3,088)	53,554	53,244
Provision for income taxes	(19,361)	672	1,002	(17,687)	(16,960)

Minority interest, net of tax	(2,689)	-	-	(2,689)	(2,222)
Net income	$36,604	$(1,340)	$(2,086)	$33,178	$34,062

Diluted shares	82,015	-	-	82,015	82,912
Diluted earnings per share	$0.45	$(0.02)	$(0.03)	$0.40	$0.41

(1)
Relates to the company's adoption of SFAS 123( R ) on June 1, 2006, which requires the recognition of compensation expense resulting from employee stock options. Also reflects the related income tax benefit using the company's effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

(2)
Restructuring and other charges consist of employee termination  benefits, facility closure costs, and fixed asset abandonment relating to various restructuring initiatives. Also reflects the related income tax benefit using the company's effective tax rate, as described above.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Stock Option Expenses and Restructuring and Other Charges from Normalized Results

(In thousands, except per share data)

	Year Ended May 31, 2007
			Restructuring
		Stock	and
	Normalized	Options(1)	Other(2)	GAAP

Revenues	$1,061,523	$-	$-	$1,061,523

Operating expenses:
Cost of service	414,837	-	-	414,837
Sales, general and administrative	413,169	12,340	-	425,509
Restructuring and other	-	-	3,088	3,088
	828,006	12,340	3,088	843,434

Operating income	233,517	(12,340)	(3,088)	218,089

Other income/(expense):
Interest and other income	16,706	-	-	16,706
Interest and other expense	(8,464)	-	-	(8,464)
	8,242	-	-	8,242

Income before income taxes	241,759	(12,340)	(3,088)	226,331
Provision for income taxes	(78,442)	4,004	1,002	(73,436)
Minority interest, net of tax	(9,910)	-	-	(9,910)
Net income	$153,407	$(8,336)	$(2,086)	$142,985

Diluted shares	81,822	-	-	81,822
Diluted earnings per share(3)	$1.87	$(0.10)	$(0.02)	$1.75

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Stock Option Expenses and Restructuring and Other Charges from Normalized Results

(In thousands, except per share data)

	Year Ended May 31, 2006
	Normalized	Restructuring(2)	GAAP

Revenues	$908,056	$-	$908,056

Operating expenses:
Cost of service	358,020	-	358,020
Sales, general and administrative	347,070	-	347,070
Restructuring and other	-	1,878	1,878
	705,090	1,878	706,968

Operating income	202,966	(1,878)	201,088

Other income/(expense):
Interest and other income	7,576	-	7,576
Interest and other expense	(7,144)	-	(7,144)
	432	-	432

Income before income taxes	203,398	(1,878)	201,520
Provision for income taxes	(68,151)	629	(67,522)
Minority interest, net of tax	(8,474)	-	(8,474)
Net income	$126,773	$(1,249)	$125,524

Diluted shares	82,149	-	82,149
Diluted earnings per share(3)	$1.54	$(0.01)	$1.53

(1)
Relates to the company's adoption of SFAS 123( R ) on June 1, 2006, which requires the recognition of compensation expense resulting from employee stock options. Also reflects the related income tax benefit using the company's effective tax rate, which is defined as the  provision for income taxes divided by income before income taxes and minority interest.

(2)
Restructuring and other charges consist of employee termination benefits, facility closure costs, and fixed asset abandonment relating to various restructuring initiatives. Also reflects the related income tax benefit using the company's effective tax rate, as described above.

(3)
The $0.02 impact of restructuring and other charges for fiscal year 2007 differs from the $0.03 impact shown for the fourth quarter of fiscal 2007 due to rounding on normalized and GAAP diluted earnings per share results.

SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Three Months Ended May 31,
	2007	2006
Revenues
Domestic direct	$154,166	$130,618
Canada	54,256	51,597
Asia-Pacific	13,377	-
Central and Eastern Europe	12,457	10,810
Domestic indirect and other	11,695	12,213
Merchant services	245,951	205,238

Domestic	29,323	30,361
Europe	4,826	3,169
Money transfer	34,149	33,530
Total revenues	$280,100	$238,768

Operating income
Merchant services	$63,395	$56,640
Money transfer	3,481	6,602
Corporate(1)	(12,722)	(10,841)
Restructuring and other	(3,088)	-
Operating income	$51,066	$52,401

(1)	Fiscal 2007 includes compensation expense resulting from employee stock options as a result of our adoption of SFAS 123R. Fiscal 2006 does not include these expenses.

SEGMENT INFORMATION
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)
	Year Ended May 31,
	2007	2006
Revenues
Domestic direct	$558,026	$481,273
Canada	224,570	208,126
Asia-Pacific	48,449	-
Central and Eastern Europe	51,224	47,114
Domestic indirect and other	46,873	51,987
Merchant services	929,142	788,500

Domestic	115,416	109,067
Europe	16,965	10,489
Money transfer	132,381	119,556
Total revenues	$1,061,523	$908,056

Operating income
Merchant services	$259,670	$224,221
Money transfer	14,476	18,741
Corporate(1)	(52,969)	(39,996)
Restructuring and other	(3,088)	(1,878)
Operating income	$218,089	$201,088

(1)	Fiscal 2007 includes compensation expense resulting from employee stock options as a result of our adoption of SFAS 123R. Fiscal 2006 does not include these expenses.